UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 19, 2016

(Date of earliest event reported)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On August 19, 2016, the Weyerhaeuser Company board of directors approved certain amendments to the company’s Code of Ethics (the “Code”). The amendments were intended to update and bring the Code more in line with current best practices by, among other things: improving readability and understanding by adding more examples and more questions and answers; and strengthening and updating Code sections covering, among other topics, Non-Retaliation, Insider Trading, Conflicts of Interest and Discrimination. Changes were also approved to add a new Code provision on doing business with government entities and to make Code provisions on Electronic Communications and Systems and International Business Conduct (Anti-Bribery) more consistent with the company’s current policies.

The foregoing description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Code, as amended, is available in the corporate governance section of the company’s website at www.weyerhaeuser.com.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following item is filed as an exhibit to this report:

Exhibit No.	Description

14.1	Weyerhaeuser Code of Ethics (2016 9th Edition)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: August 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

14.1	Weyerhaeuser Code of Ethics (2016 9th Edition)